Exhibit 32


                                  CERTIFICATION


Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and in connection with the filing by CBR Brewing Company, Inc. (the "Company") with the Securities and Exchange Commission of its Quarterly Report on Form 10-Q for the Quarterly Period Ended September 30, 2003 (the "Report"), the undersigned does hereby certify that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906, another document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.



                                                   /s/ DA-QING ZHENG
Date:   November 18, 2003                    By:  -------------------------
                                                  Da-qing Zheng
                                                  Chairman of the Board and
                                                  Chief Executive Officer



                                                   /s/ GARY C.K. LUI
Date:   November 18, 2003                    By:  ------------------------
                                                  Gary C.K. Lui
                                                  Vice President and Chief
                                                  Financial Officer